As filed with the Securities and Exchange Commission on September 17, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIZHI INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Yangcheng Creative Industry Zone

No. 309 Middle Huangpu Avenue

Tianhe District, Guangzhou 510655

The People’s Republic of China

+86 20 8381-8791

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

LIZHI INC. Second Amended and Restated 2019 Share Incentive Plan

(Full title of the plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (212) 947-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jinnan (Marco) Lai Chief Executive Officer LIZHI INC. Yangcheng Creative Industry Zone No. 309 Middle Huangpu Avenue Tianhe District, Guangzhou 510655 The People’s Republic of China +86 20 8381-8791	Li He, Esq. Davis Polk & Wardwell LLP c/o 18th Floor The Hong Kong Club Building 3A Chater Road Central, Hong Kong +852 2533 3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Class A ordinary shares, par value $0.0001 per share	70,000,000 (2)	$0.1850	$12,950,000.00	$1,412.85

(1)

This Registration Statement on Form S-8 (this “Registration Statement”) covers additional shares of Class A ordinary shares, $0.0001 par value per share of LIZHI INC. (“Registrant” or the “Company”) issuable pursuant to the LIZHI INC. Second Amended and Restated 2019 Share Incentive Plan (as amended and restated, the “Plan”) of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan.

(2)

Represnts Class A ordinary shares reserved for issuance with respect to future awards under the Plan. The total number of Class A ordinary shares which may be issued under LIZHI INC. Amended and Restated 2019 Share Incentive Plan (the “Original Plan”) was initially 100,000,000 Class A ordinary shares. On Septmeber 17, 2021, the Company adopted the Plan which amended and replaced the Original Plan by increasing the aggregate number of Class A ordinary shares reserved for issuance pursuant to awards granted under the Original Plan by an additional amount of 70,000,000 Class A ordinary shares. Such additional amount of Class A ordinary shares is being registered on this Registration Statement to cover the additional Class A ordinary shares that may be issued under the Plan pursuant to such an increase, which were not previously registered under the Registrant’s registration statement on Form S-8 (File No. 333-239008), as filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2020 (the “Original S-8 Registration Statement”) for the Original Plan.

(3)

The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$3.70 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq on September 15, 2021 and adjusted for the Class A ordinary share-to-ADS ratio.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an aggregate of 70,000,000 additioanl Class A ordinary shares that are reserved for issuance at any time and from time to time under the Plan. These 70,000,000 Class A ordinary shares are additional securities of the same classs as other securities of the Company for which the Orignial S-8 Registration Statement was filed with the Commission on June 8, 2020 and were not previously registered under the Original S-8 Registration Statement pursuant to the Origianl Plan. Previously an aggregate of 100,000,000 Class A ordinary shares in the capital of the Registrant were registered for issuance under the Original Plan pursuant to the Original S-8 Regisrtation Statement. In accordance with the terms of the Plan, the total number of Class A ordinary shares which may be issued under the Plan is 170,000,000 Class A ordinary shares including 70,000,000 Class A ordinary shares being registered in this Regstration Statement.

Pursuant to General Instruction E, the contents of the Original S-8 Registration Statement, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference.

(1) The Registrant’s prospectus filed with the Commission on April 12, 2021 pursuant to Rule 424(b) under the Securities Act, in connection with the Registrant’s Registration Statement on Form F-3 (Securities Act File No. 333-254782), as filed on March 26, 2021;

(2) The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed on January 8, 2020, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act File No.  001-39177);

(3) The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the Commission on March 26, 2021 (Securities Act File No. 001-39177); and

(4) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Registration Statement on Form F-3 referred to in clause (1) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The Registrant’s second amended and restated memorandum and articles of association provide for indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such directors or officers’ dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 4.2 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the Commission on March 26, 2021 (Securities Act File No. 001-39177), the Registrant has agreed to indemnify its directors and officers against, to the fullest extent permitted by applicable law, any and all expenses and liabilities actually and reasonably incurred by reason of such director’s or officer’s corporate status.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

ITEM 9.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 initially filed on October 28, 2019) (Securities Act File No. 333-234351)

5.1	Opinion of Walkers (Hong Kong) (filed herewith)

10.1	LIZHI INC. Second Amended and Restated 2019 Share Incentive Plan (filed herewith)

23.1	Consent of Walkers (Hong Kong) (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on September 17, 2021.

LIZHI INC.

By:	/s/ Jinnan (Marco) Lai
Name: Jinnan (Marco) Lai
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jinnan (Marco) Lai and Chengfang Lu, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 17, 2021.

Signature	Title

/s/ Jinnan (Marco) Lai	Chief Executive Officer, Director
Name: Jinnan (Marco) Lai

/s/ Chengfang Lu	Acting Chief Financial Officer (principal financial and accounting officer)
Name: Chengfang Lu

/s/ Ning Ding	Chief Technology Officer, Director
Name: Ning Ding

/s/ Zelong Li	Chief Operating Officer, Director
Name: Zelong Li

/s/ Juan Ren	Vice President, Director
Name: Juan Ren

/s/ Junhua Zhang	Director
Name: Junhua Zhang

/s/ Yipeng Li	Independent Director
Name: Yipeng Li

/s/ Ming Zhang	Independent Director
Name: Ming Zhang

/s/ Xiang Wang	Independent Director
Name: Xiang Wang

/s/ Yike Guo	Independent Director
Name: Yike Guo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of LIZHI INC., has signed this registration statement or amendment thereto in New York on September 17, 2021.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President